                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE

CONTACT: MEDIA -- Randall D. Kurtz
972.447.6450
rkurtz@avidyn.com
                                                             INVESTORS--
                                                             investor@avidyn.com

                  AVIDYN REPORTS IMPROVED MID-YEAR RESULTS AND
                             REDUCTION IN DIRECTORS

Dallas, Texas (August 8, 2002) -- AVIDYN, Inc. (NASDAQ: ADYN), a leading healthcare information services company for the preferred provider organization
(PPO) and payer markets, today reported improved mid-year results. Revenues from continuing operations for the three and six months ended June 30, 2002, were $2,054,000 and $4,078,000, respectively, compared to $1,446,000 and $2,720,000 for the comparable 2001 periods.

Net loss from continuing operations was $58,000 or $0.02 per share for the three months ended June 30, 2002 and a $208,000 loss, or $0.06 per share for the six months ended June 30, 2002. This compares to losses from continuing operations in the comparable periods of 2001 of $612,000, or $0.13 per share and $742,000, or $0.16 per share, respectively.

"We are quite pleased with our continued improvements reflected in the second quarter results", said Joseph A. Hensley, president of AVIDYN, Inc. "These results reflect the Company's efforts over the last two quarters to reduce costs. Consequently we had positive cash flow from operations during the second quarter. We are proud of what our employees have accomplished so far this year and look forward to continued improvements."

AVIDYN also announces the resignation of Dr. William L. Amos, Jr. from the Company's Board of Directors. Dr. Amos's resignation allows the Company to meet the proposed rules requiring a majority of independent directors, since Dr. Amos had previously served as a Medical Director for the Company. The Company wishes to express its appreciation to Dr. Amos for his more than six years of service to the company as a member of the board and as its Medical Director.

ABOUT AVIDYN, INC.

AVIDYN, Inc. (NASDAQ: ADYN) is a leading healthcare information services company providing enterprise business solutions for the healthcare industry. Based in Dallas, Texas, the company delivers dynamic products for niche healthcare segments through two wholly owned subsidiaries: ppoONE, Inc. and ValueCHECK, Inc. As an Application Service Provider (ASP), ppoONE is the market leader in claims repricing and data management for Preferred Provider Organizations
(PPOs), Third Party Administrators (TPAs), healthcare plans and insurance carriers nationwide. ValueCHECK is a turnkey outsource solution for utilization review and case management serving TPAs, PPOs, healthcare plans and insurance carriers nationwide. For more information, visit www.avidyn.com.


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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: Certain statements made in this release are not historical facts and may include forward-looking statements. Forward-looking statements necessarily involve assumptions about risks and uncertainties that could cause actual results to differ materially from any future performance implied or assumed by such statements. Such factors may include, without limitation, trends, management's beliefs, expectations, options, actual and potential competition, and general economic conditions. For further information that could cause actual results to differ from the Company's expectations as well as other factors that could affect the Company's financial statements, please refer to the Company's Annual Report on Form 10-KSB and other reports filed with the Securities and Exchange Commission. Readers are cautioned to assess forward-looking statements in light of the possibility of foreseeable events or conditions. AVIDYN will not undertake to revise or update any statements herein in the future to reflect the occurrence of such events or conditions.


                                       ###
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
                                                       THREE MONTHS ENDED JUNE 30,
                                                         2002              2001
                                                     ------------      ------------
Continuing operations:
     Revenue                                         $  2,053,702      $  1,446,359
     Loss from operations                                (130,201)       (1,092,588)
     Loss from continuing operations                      (58,462)         (612,370)
Discontinued operations:
     Gain from sales of discontinued operations,
        net of taxes                                           --      $      6,400

Net income (loss)                                    $    (58,462)     $   (605,970)

Basic and diluted income (loss) per share:
     Continuing operations                           $      (0.02)     $      (0.13)

Net income (loss) per share                          $      (0.02)     $      (0.13)

Weighted average common
     shares outstanding                                 3,620,092         4,721,192

                                                       SIX MONTHS ENDED JUNE 30,
                                                        2002              2001
                                                     ------------      ------------
Continuing operations:
     Revenue                                         $  4,077,826      $  2,720,287
     Loss from operations                                (404,945)       (1,975,733)
     Loss from continuing operations                     (208,062)         (742,026)

Discontinued operations:
     Gain from sales of discontinued operations,
        Net of taxes                                           --      $  4,239,478
     Income from discontinued operations                       --      $     95,325

Net income (loss)                                    $   (208,062)     $  3,592,777

Basic and diluted income (loss) per share:
     Continuing operations                           $      (0.06)     $      (0.16)
     Discontinued operations                                   --      $       0.92
                                                                       ------------
Net income per share                                 $      (0.06)     $       0.76

Weighted average common
     shares outstanding                                 3,620,092         4,719,798